Exhibit 21.1

ROTECH HEALTHCARE INC.

SUBSIDIARIES OF THE REGISTRANT

A-1 Medical Equipment, Inc.

Abba Medical Equipment, Inc.

Acadia Home Care

Allied Medical Supply, Inc.

Always Medical Equipment, Inc.

Andy Boyd’s InHome Medical, Inc., West

Andy Boyd’s InHome Medical/InHome Medical Inc.

Anniston Health & Sickroom Supplies, Inc.

Berkeley Medical Equipment, Inc.

Beta Medical Equipment, Inc.

Cambria Medical Supply, Inc.

Camden Medical Supply, Inc.

Care Medical Supplies, Inc.

Centennial Medical Equipment, Inc.

Charlotte Medical Supply, Inc.

Collins Rentals, Inc.

Community Home Oxygen, Inc.

Contour Medical Supply, Inc.

Corley Home Health Care, Inc.

CPO 2, Inc.

Cynthiana Home Medical Equipment, Inc.

Daniel Medical Systems, Inc.

Distinct Home Health Care, Inc.

Don Paul Respiratory Services, Inc.

DuMEd, Inc.

East Tennessee Infusion & Respiratory, Inc.

Encore Home Health Care, Inc.

Excel Medical of Fort Dodge, Inc.

Excel Medical of Marshalltown, Inc.

First Community Care of Niagara, Inc.

Firstcare, Inc.

Fischer Medical Equipment, Inc.

Four Rivers Home Health Care, Inc.

G&G Medical, Inc.

Gate City Medical Equipment, Inc.

Georgia Medical Resources, Inc.

Gladwin Area Home Care, Inc.

Hamilton Medical Equipment Service, Inc.

Health Care Services of Mississippi, Incorporated

Holland Medical Services, Inc.

Home Care Oxygen Service, Inc.

Home Medical Systems, Inc.

IHS Acquisition XXVII, Inc.

Integrated Health Services at Jefferson Hospital, Inc.

Intensive Home Care Services, Inc.

IOTA Medical Equipment, Inc.

LAMBDA Medical Equipment, Inc.

LAMS, Inc.

Lawrence Medical Equipment, Inc.

Lovejoy Medical, Inc.

Major Medical Supply, Inc.

Medco Professional Services Corp.

MedCorp International, Inc.

National Medical Equipment Centers, Inc.

Neumann’s Home Medical Equipment, Inc.

Nightingale Home Health Care, Inc.

North Central Washington Respiratory Care Services, Inc.

Northeast Medical Equipment, Inc.

Northwest Home Medical, Inc.

OMICRON Medical Equipment, Inc.

Oxygen of Oklahoma, Inc.

Oxygen Plus Medical Equipment, Inc.

Oxygen Plus, Inc.

Oxygen Therapy Associates, Inc.

Peterson’s Home Care, Inc.

PHI Medical Equipment, Inc.

Pioneer Medical Services, Inc.

Preferential Home Health Care, Inc.

Principal Medical Equipment, Inc.

Professional Breathing Associates, Inc.

Professional Respiratory Home Healthcare, Inc.

PSI Health Care, Inc.

Pulmo-Dose, Inc.

Pulmonary Home Care, Inc.

Quality Home Health Care, Inc.

R.C.P.S., Inc.

RCG Information Services Corporation

RCI Medical Corp.

Regency Medical Equipment, Inc.

Resp-A-Care, Inc.

Respiracare Medical Equipment, Inc.

Respiratory Medical Equipment of Ga., Inc.

Respitech Home Health Care, Inc.

Responsive Home Health Care, Inc.

Rhema, Inc.

Ritt Medical Group, Inc.

RN Home Care Medical Equipment Company, Inc.

Roswell Home Medical, Inc.

Rotech Employee Benefits Corporation

Rotech Home Medical Care, Inc.

Rotech Oxygen and Medical Equipment, Inc.

Roth Medical, Inc.

Rothert’s Hospital Equipment, Inc.

Sampson Convalescent Medical Supply, Inc.

Select Home Health Care, Inc.

SIGMA Medical Equipment, Inc.

Southeastern Home Health, Inc.

Sun Medical Supply, Inc.

Sunshine Home Health Care, Inc.

The Kilroy Company

Theta Home Health Care, Inc.

Tupelo Home Health, Inc.

Valley Medical Equipment, Inc.

Value Care, Inc.

VitalCare Health Services, Inc.

Medic-Aire Medical Equipment, Inc. Medical Electro-Therapeutics, Inc. Medicare Rental Supply, Inc. Michigan Medical Supply, Inc.	VitalCare of Pennsylvania, Inc. VitalCare of Texas, Inc. White’s Medical Rentals, Inc. Wichita Medical Care, Inc. Zeta Home Health Care, Inc.